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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                                December 31, 1999
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                        Socrates Technologies Corporation
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             (Exact name of registrant as specified in its charter)


            Delaware                  0-26614              54-1707718
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(State or other jurisdiction of     (Commission          (I.R.S. Employer
 incorporation or organization)     File Number)        Identification No.)


    8133 Leesburg Pike, Suite 760, Vienna, VA                 22182
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    (Address of principal executive offices)                (Zip code)


               Registrant's telephone number, including area code:
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                                 (703) 356-5353

          Former name or former address, if changed since last report:
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              8133 Leesburg Pike, Suite 780, Vienna, Virginia 22182
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
                        Socrates Technologies Corporation
                    INFORMATION TO BE INCLUDED IN THE REPORT


  Item 1.    Changes in Control of Registrant.

             None.

  Item 2.    Acquisition or Disposition of Assets.

             None.

  Item 3.    Bankruptcy or Receivership.

             None.

  Item 4.    Changes in Registrant's Certifying Accountant.

             None.

  Item 5.    Other Events.

         The Registrant's Common Stock, $0.01 par value per share, (Stock) is listed on The Nasdaq Stock Market National Market System (NMS). The Nasdaq Stock Market requires companies with capital stock listed on the NMS to maintain at least $4 million in net tangible assets. The Registrant's net tangible assets fell below $4 million in the third and fourth fiscal quarters of fiscal year 1999. The Registrant has sought to remedy this deficiency by converting insider loans to the Registrant to shares of Stock and by a December 1999 private placement of a minimum of 333,334 restricted shares of Stock to a maximum of 1,666,667 restricted shares of Stock to ten or fewer Accredited Investors (as defined in Rule 501(a) of Regulation D, promulgated under the Securities Act of 1933,as amended, ("Act")) under Section 4(2) and Section 4(6) of the Act and at a purchase price of $1.50 per share. As a result of the private placement, produced approximately $800,000 in aggregate offering proceeds to the Registrant as of January 15, 2000, the closing date of the private placement, and the conversion of the loans, the Company believes that its net tangible assets exceeded $4.3 million as of January 7, 2000.

         With respect to the conversion of insider loans, the Registrant entered into an agreement with Edward Ratkovich, the former Chairman of the Board, Chief Executive Officer and President of the Registrant, to convert his two loans to the Registrant to restricted shares of the Company's Common Stock, $0.01 par value, (the "Shares") at a conversion rate of Ninety Six cents per Share, which rate resulted in the issuance of 1,291,666 "restricted" (as defined in Rule 144 under the Act) Shares to Mr. Ratkovich. The Registrant and Mr. Ratkovich entered into a mutual release in connection with the loan conversion. The two loans by Mr. Ratkovich totaled $1,240,000 in unpaid principal and accrued interest thereon as of December 15, 1999. The conversion rate was based on the average closing bid price of the Shares for the thirty (30) consecutive trading days immediately preceding December 15, 1999. The agreement with Mr. Ratkovich was consummated on December 31, 1999 and was approved by the disinterested directors of the Registrant's Board of Directors.

         Mr. Ratkovich resigned as Chief Executive Officer and President of the Registrant on October 4, 1998 and resigned as Chairman and a director on November 15, 1999.

         The Registrant entered into an agreement with Edward Paul Roberts, a former director of the Registrant, to convert his $300,000 loan, which has accrued interest of $7,875.00 as of December 31, 1999, to the Registrant for 232,358 "restricted" (as defined in Rule 144 under the Act) Shares. Mr. Roberts loaned the Registrant $300,000 in August 1999 to provide working capital for the Registrant. The conversion rate of the loan was $1.32 per Share. The conversion rate was calculated on the basis of the thirty (30) consecutive trading days immediately preceding December 31, 1999. The agreement was consummated and effective as of December 31, 1999.

         Mr. Roberts resigned as a director of the Registrant on November 15, 1999.

         The Registrant has agreed to use its good faith efforts register Mr. Roberts' 232,358 Shares and Mr. Ratkovich's 1,291,666 Shares under the Act with the first non-Form S-8 registration statement filed in 2000. The Registrant has also agreed to use its best efforts to register the Shares issued under the private placement within 120 days after the closing of the private placement, which occurred on January 15, 2000.

         The above summary is qualified in its entirety by reference to the agreements attached as exhibits hereton.

  Item 7.    Financial Statements, Pro Forma Financial Information and
             Exhibits.

             4.1 Form of Loan Conversion Agreement, dated December 31, 1999, between the Registrant and Edward Paul Roberts.

             4.2 Form of Loan Conversion Agreement, dated December 15, 1999, between the Registrant and Edward Ratkovich.

  Item 8.    Change in Fiscal Year.

             None.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   January 14, 2000

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                                      Paul W. Richter, General Counsel,
                                      Secretary, Vice President-Corporate
                                      Development  and Director of Human
                                      Resources